ARCHROCK, INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made this 11th day of May, 2017 is entered into by Archrock, Inc., a Delaware corporation (the “Company”), and Donald C. Wayne (the “Consultant”).

WHEREAS, the Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.Services. The Consultant agrees to perform such consulting, advisory and related services to and for the Company as may be reasonably requested from time to time by the Company, including, but not limited to, the services specified on Schedule A to this Agreement. The Consultant also agrees to provide the Company with related services that may be requested from time to time by the Company.

2.Term. This Agreement shall commence on the date hereof and shall continue until the first anniversary of such date (such period, as it may be extended or sooner terminated in accordance with the provisions of Section 4, being referred to as the “Consultation Period”).

3.Compensation.

3.1    Consulting Fees. The Company shall pay to the Consultant a consulting fee of $10,000.00 payable monthly, starting in June 2017 and ending in December 2017. Although it is expected that the Consultant will work approximately 10 hours per month, the monthly consulting fee is a fixed amount and shall not be subject to increase regardless of the number of hours expended in any given month by the Consultant in the provision of the Services.

3.2    Expenses. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant in connection with, or related to, the performance of Consultant's services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur total expenses in excess of $1000.00 per month without the prior written approval of the Company.

3.3    Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.

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4.    Termination. This Agreement may be terminated prior to the end of the Consultation Period in the following manner: (a) by either the Company or the Consultant upon not less than thirty (30) days prior written notice to the other party; (b) by the non-breaching party, upon twenty-four (24) hours prior written notice to the breaching party if one party has materially breached this Agreement; or (c) at any time upon the mutual written consent of the parties hereto. In the event of termination, the Consultant shall be entitled to payment for services performed and (subject to the limitation in Section 3.2) for expenses paid or incurred prior to the effective date of termination that have not been previously paid. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately by giving written notice to the Consultant if the Consultant breaches or threatens to breach Section 6.

5.Cooperation. The Consultant shall use Consultant's reasonable best efforts in the performance of Consultant's obligations under this Agreement. The Company shall provide such access to its information and property as may be reasonably required in order to permit the Consultant to perform Consultant's obligations hereunder. The Consultant shall cooperate with the Company's personnel, shall not interfere with the conduct of the Company's business and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6.Proprietary Information and Inventions.

6.1    Proprietary Information.

(a)The Consultant acknowledges that Consultant’s relationship with the Company is one of high trust and confidence and that in the course of Consultant's service to the Company, Consultant will have access to and contact with Proprietary Information. The Consultant will not disclose any Proprietary Information to any person or entity other than employees, directors, officers, or attorneys of the Company or use the same for any purposes (other than in the performance of the services) without written approval by an officer of the Company, either during or after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by the Consultant.

(b)For purposes of this Agreement, Proprietary Information shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret or confidential nature, owned, possessed or used by the Company, concerning the Company's business, business relationships or financial affairs, including, without limitation, any invention, formula, vendor information, customer information, apparatus, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of Consultant's service as a consultant to the Company.

(c)The Consultant's obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by

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the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company.

(d)The Consultant agrees that all files, documents, letters, memoranda, reports, records, data, sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into Consultant's custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of Consultant's duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(e)The Consultant agrees that Consultant's obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (d) above, and Consultant's obligation to return materials and tangible property set forth in paragraph (d) above extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant.

(f)The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to Consultant and to take all action necessary to discharge the obligations of the Company under such agreements.

(g)Nothing in this Agreement prohibits the Consultant from communicating with government agencies about possible violations of federal, state, or local laws or otherwise providing information to government agencies or participating in government agency investigations or proceedings. Neither the Consultant nor the Company is required to notify the other party of any such communications; provided, however, that nothing herein authorizes the disclosure of information the Consultant obtained through a communication that was subject to the attorney-client privilege. Further, notwithstanding the Consultant's confidentiality and nondisclosure obligations, the Consultant is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the

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trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”

7.Other Agreements; Warranty.

7.1    The Consultant hereby represents that, except as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Consultant's consultancy with the Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. The Consultant further represents that Consultant's performance of all the terms of this Agreement and the performance of the services as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant is a party (including, without limitation, any nondisclosure or non-competition agreement) or any applicable rules of professional conduct, and that the Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

7.2    The Consultant hereby represents, warrants and covenants that Consultant has the power to enter into this Agreement and that Consultant's performance hereunder will not infringe upon or violate the rights of any third party or violate any federal, state or municipal laws.

8.Independent Contractor Status.

8.1    The Consultant shall perform all services under this Agreement as an “independent contractor” and not as an employee of the Company or legal counsel to the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

8.2    The Consultant shall have the right to control and determine the time, place, methods, manner and means of performing the services. In performing the services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant's control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the services. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company at a location to be designated by the parties to this Agreement.

8.3    In the performance of the services, the Consultant has the authority to control and direct the performance of the details of the services, the Company being interested only in the results obtained. However, the services contemplated by the Agreement must meet the Company's standards and approval and shall be subject to the Company's general right of inspection and supervision to secure their satisfactory completion.

8.4    The Consultant shall not use the Company's trade names, trademarks, service names or service marks without the prior approval of the Company.

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8.5    The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers' compensation insurance coverage.

9.Non-Exclusivity. The Consultant retains the right to contract with other companies or entities for Consultant's professional services without restriction. The Company retains a right to contract with other companies and/or individuals for consulting services without restriction.

10.Remedies. The Consultant acknowledges that any breach of Section 6 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy the Company may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) Without the necessity of proving actual damages or posting a bond.

11.Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 11.

12.Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the pima!, and vice versa.

13.Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement; provided, however, that nothing herein shall be interpreted to eliminate or otherwise modify the Company's obligation to indemnify Consultant for acts or omissions that occurred during the Consultant's employment with the Company, as set forth in and subject to the August 2007 Indemnification Agreement, as amended, by and between the Company and Consultant, the Company's certificate of incorporation, as amended and restated, the Company's bylaws, as amended and restated, and any other rights or obligations arising from Consultant's employment with the Company.

14.Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

15.Non-Assignability of Contract. This Agreement is personal to the Consultant and the Consultant shall not have the right to assign any of Consultant's rights or delegate any of Consultant's duties without the express written consent of the Company. Any non-consented-to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

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16.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

17.Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by Consultant.

18.Interpretation. If any restriction set forth in Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends over too great a range of activities, it shall be interpreted to extend only over the maximum range of activities as to which it may be enforceable.

19.Survival. Sections 4 through 19 shall survive the expiration or termination of this Agreement.

20.Miscellaneous.

20.1    No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.
20.2    The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.
20.3    In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

COMPANY:

ARCHROCK, INC.

By: /s/ D. Bradly Childers
Name: D. Bradley Childers
Title: President and Chief Executive Officer

CONSULTANT:

/s/ Donald C. Wayne
Name: Donald C. Wayne

SIGNATURE PAGE TO CONSULTING AGREEMENT

SCHEDULE A

DESCRIPTION OF SERVICES

Any area reasonably requested by an executive officer of the Company, including without limitation, providing assistance in connection with the Company's transition to a new general counsel and providing background information/institutional knowledge obtained during Consultant's period of employment with the Company.

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